UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On October 20, 2021, Astra Space, Inc. f/k/a Holicity Inc. (the “Company”), in consultation with the audit committee and the Company’s management, concluded that there were errors in the Company’s accounting for its convertible preferred stock following the close of its merger with pre-combination Astra Space, Inc. on June 30, 2021 (the “Business Combination”). As a result, investors should no longer rely upon the Company’s previously issued unaudited condensed consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 (the “Affected Financial Statements”). The Affected Financial Statements were included in the Company’s quarterly report on Form 10-Q, dated August 12, 2021, and accepted by the Securities and Exchange Commission on August 13, 2021 (the “Second Quarter 2021 Form 10-Q”). Similarly, investors should no longer rely upon any previously furnished or filed reports, related earnings releases, investor presentations or similar communications from the Company describing the Company’s financial results as presented in the Affected Financial Statements.

The error relates to the Company’s accounting for the redemption value of pre-combination Astra Space, Inc.’s convertible preferred stock, which consisted of Series A, Series B and Series C convertible preferred stock (the “Convertible Preferred Stock”). Pre-combination Astra Space, Inc. accounted for the Convertible Preferred Stock as temporary equity and the Convertible Preferred Stock required remeasurement of its redemption value for the three months ended March 31, 2021, as all shares of the Convertible Preferred Stock were considered probable of becoming redeemable at that time. Therefore, the Company recognized a $1.1 billion adjustment to redemption value on Convertible Preferred Stock, which was treated as a deemed dividend and recorded as a net loss attributable to common stockholders for the three months ended March 31, 2021. In June 30, 2021, all outstanding Convertible Preferred Stock converted into Class A common stock of the Company upon the close of the Business Combination. As a result, the Company derecognized the previously recorded $1.1 billion adjustment to redemption value on the Convertible Preferred Stock by reducing the carrying amount of the Convertible Preferred Stock and increasing additional paid-in capital and accumulated deficit as of June 30, 2021 (“Derecognition”) under the premise that redemption at the conversion value was no longer probable on June 30, 2021.

The Derecognition was not accurately accounted for in the Affected Financial Statements, and this error in accounting for the Convertible Preferred Stock resulted in a $960.6 million understatement in additional paid in capital and accumulated deficit as of June 30, 2021, an understatement of $1.1 billion of net loss attributable to common stockholders due to the adjustment of the $1.1 billion deemed dividend, and a $15.59 per share understatement of the Company’s reported net loss per share of Class A common stock and Class B common stock for the six months ended June 30, 2021.

The correction of this error did not have any impact on liquidity, cash flows, revenues, or costs of operations set forth in the Affected Financial Statements. The correction of this error did not impact the amounts previously reported for the Company’s cash and cash equivalents, assets, liabilities, revenues, operating expenses or total cash flows from operations for any of the previously reported periods.

The Company intends to amend and restate the Affected Financial Statements, along with related footnote disclosures, by filing, as soon as practicable, an amendment to the Second Quarter 2021 Form 10-Q. The Company will also amend the related disclosures in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part I, Item 4. Controls and Procedures and Part II, Item 1A. Risk Factors to the extent affected.

The Company’s management and audit committee chair discussed the matters disclosed in this Item 4.02(a) with representatives of the Company’s independent registered public accounting firm, Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2021	Astra Space, Inc.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Chief Financial Officer